EXHIBIT 5.1

50 Rockefeller Plaza New York, NY 10020-1605 212.940.8800 tel www.katten.com..

September 28, 2026

Ford Credit Auto Receivables Two LLC

c/o Ford Credit SPE Management Office

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Re:	Ford Credit Auto Owner Trust 2026-C Registration Statement on Form SF-3 File No. 333-281130

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the "Registrant"), and Ford Credit Auto Owner Trust 2026-C, a Delaware statutory trust, as issuer (the "Trust") in connection with the above-referenced Registration Statement (the "Registration Statement"), and with the issuance by the Trust on the date hereof of its Asset Backed Notes, Class A-1, Class A-2a, Class A-2b, Class A-3, Class A-4 and Class B (collectively, the "Notes"). The Trust is governed by an Amended and Restated Trust Agreement, dated as of September 1, 2026 (the "Trust Agreement"), between the Registrant, as depositor, and U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee"), and the Notes will be issued under and pursuant to an Indenture, dated as of September 1, 2026 (the "Indenture"), between the Trust and The Bank of New York Mellon, as indenture trustee (the "Indenture Trustee").

We generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all the documents and records of the Registrant and the other instruments of the Registrant and other persons, as we have deemed appropriate as a basis for the opinions expressed below, including (a) the Registration Statement, (b) the Trust Agreement, the Indenture (including the form of Notes included as an exhibit to the Indenture), the Underwriting Agreement, dated September 22, 2026, among the Depositor, Ford Motor Credit Company LLC and the representatives of the several underwriters named therein, and the other transaction documents and forms of transaction documents attached as exhibits or incorporated by reference to the Registration Statement (collectively, the "Agreements") and (c) the prospectus, dated September 22, 2026 (the "Prospectus"), relating to the offering of the Notes.

KATTEN MUCHIN ROSENMAN LLP

CHARLOTTE           CHICAGO           DALLAS           LOS ANGELES           MIAMI

NEW YORK           ORANGE COUNTY           SHANGHAI           WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

Ford Credit Auto Receivables Two LLC

September 28, 2026

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act. All opinions expressed below are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Subject to the qualifications stated above, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture has been duly authorized by all necessary action and duly executed and delivered by all necessary parties, and (c) the Notes have been duly executed and authenticated according to the provisions of the Indenture and issued and sold as contemplated in the Prospectus and the Agreements and delivered under Section 5 of the Securities Act of 1933, as amended (the "Act"), the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We consent to the filing of this opinion by the Trust under Form 8-K in connection with the offering and sale of the Notes, and to references to this firm as counsel to the Registrant and the Trust in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued under the Act, for any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP